Exhibit 99.1

PeerStream, Inc. Appoints Kara Jenny as Chief Financial Officer

Ms. Jenny has 20+ Years of Senior Financial Expertise

NEW YORK, NY, Dec. 10, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- PeerStream, Inc. (“PeerStream,” the “Company,” “we,” “our” or “us”) (OTCQB: PEER), a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission, today announced the appointment of Kara Jenny as Chief Financial Officer. Ms. Jenny’s appointment is effective immediately. Alexander Harrington has been serving as the Company’s Principal Financial Officer since May 2019, in addition to his responsibilities as Chief Executive Officer.

Ms. Jenny has over 20 years of senior financial expertise. During her career, she has created overall corporate strategy and managed financial and accounting operations, including SEC and SOX compliance efforts. She has also overseen customer service, operations and legal functions as well as led strategic and annual planning processes and has been a key contributor in facilitating several rounds of equity financing, including Preferred Stock Offerings, PIPE’s, Rights Offerings, and Common Stock Offerings.

“We welcome Kara Jenny to PeerStream to fill this important role as Chief Financial Officer,” said Jason Katz, Chairman of the Board of Directors. “As PeerStream’s operations evolve, Kara’s experience with running an efficient organization and implementing cost reductions is particularly valuable. Her understanding of intellectual property is also important as we continue to seek to expand, and defend, PeerStream’s IP portfolio. Kara already has a strong understanding of the business as she has served as a financial consultant to the Company since May 2019.”

Most recently, and since 2014, Ms. Jenny was Chief Financial Officer of Walker Innovation, a publicly traded intellectual property company. Previously, she was the Chief Financial Officer of Bluefly, Inc., an online retailer of designer apparel and accessories at a value. Ms. Jenny began her career at Arthur Andersen LLP and is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. She was selected to join the Securities and Exchange Commission’s Advisory Committee Member on Small and Emerging Companies and served on the Committee from 2011 until 2013.

About PeerStream, Inc. (OTCQB: PEER)

PeerStream is a communications software innovator developing enhanced security and privacy solutions for multimedia communication and data transmission. Our offerings target consumer, government and enterprise clients. Using multi-layered encryption, blockchain technology and other recent innovations, we are developing our proprietary PeerStream Protocol (“PSP”) to offer clients maximal data security and confidentiality. Our Backchannel product suite is a companion to PSP, including cross-platform applications, middleware and software development kits designed for highly secure end-user communications. For 20 years, we have built and continue to operate innovative consumer applications, including Paltalk and Camfrog, two of the largest live video social communities. The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit: http://www.peerstream.com. To be added to our news distribution list, please visit: http://www.peerstream.com/investor-alerts/.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; legal and regulatory requirements related to the use of blockchain, including us investing in cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Contacts:

IR@peerstream.com

Kirin Smith / Stephanie Prince

PCG Advisory Group

ksmith@pcgadvisory.com

646-863-6519